UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
PENWEST PHARMACEUTICALS CO.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Contacts:	Investors:	Media:
	Mark Harnett or Laurie Connell	John Patteson
	MacKenzie Partners	Kekst and Company
	(212) 929-5500	(212) 521-4800
LEADING PROXY ADVISORY FIRMS RISKMETRICS GROUP AND GLASS LEWIS
RECOMMEND PENWEST SHAREHOLDERS VOTE AGAINST ALL THREE DISSIDENT
PROXY PROPOSALS
Firms Unconvinced by Dissidents’ Wind-Down Proposal
Penwest Urges Shareholders to Vote FOR its Director Nominees and AGAINST
Dissidents’ Proposals on the WHITE Proxy Card, Despite Recommendations to Vote for
Dissident Nominee Tang
DANBURY, CT, June 1, 2009 — Penwest Pharmaceuticals Co. (Nasdaq: PPCO) today issued the following statement addressing recently issued proxy advisory firm reports regarding the contested election at the Company’s 2009 Annual Meeting of Shareholders that takes place on June 10. Penwest urges shareholders to vote FOR the Company’s director nominees — W. James O’Shea and Joseph Edelman — and to reject the proposals put forth by Tang Capital Management and Perceptive Life Sciences by voting the WHITE proxy card today.
“We are pleased that RiskMetrics Group and Glass Lewis & Co., like Penwest, disagree with the dissidents’ proposed strategy to wind down the Company’s operations and have recommended that shareholders vote against the proposal. We are also pleased that both RiskMetrics and Glass Lewis have validated the Company’s position further by recommending that Penwest shareholders vote against the dissidents’ proposals for supermajority Board voting and for fixing the annual meeting date at April 30,” the Company said.
RiskMetrics stated in its analysis:
“...we do not find there is compelling evidence that an immediate wind down of substantially all of the company’s operations is in the best interests of shareholders.”
“...we do not believe that imposing a supermajority voting threshold is necessary or advisable. We believe such a requirement has the potential to stalemate the board on important decisions...”
In its report, Glass Lewis echoed RiskMetrics’ recommendation to Penwest shareholders to Vote AGAINST the dissidents’ proposals:
“...we are not fully convinced with respect to the Dissident’s plan to wind down the Company’s operations” and “...we believe the Company raised sufficient concerns regarding the wind down. In addition, we believe the Company has made a reasonable case in term of its potentials in areas other than the Opana ER royalty stream [sic].”

“We find the language of this proposal to be overly restrictive and limiting to the board of directors...we believe a majority vote standard is appropriate for the vast majority of decisions taken by the board of directors and a 75% (Proposal 5) or 81% (Proposal 6) threshold would unduly limit the flexibility of the board in these matters.”
The Company noted that, “Despite recommending that shareholders support the dissidents’ proposal for supermajority Board voting, a third proxy advisory firm, Proxy Governance, acknowledged that such a proposal ‘carries significant risk of unintended consequences’ and recommended against the proposals to wind down the Company and fix the annual meeting date at April 30.
“All three of these firms supported director nominee Joseph Edelman, who is running unopposed, but failed to recognize the qualifications of our director nominee, W. James O’Shea, and his clear superiority over the dissidents’ nominee Kevin Tang. Mr. O’Shea is an experienced pharmaceutical executive and a highly-respected, independent industry expert with a strong track record in hands-on executive and operating roles at public companies. We urge shareholders to support his re-election.
“RiskMetrics and Glass Lewis further recommended that shareholders withhold their votes from the dissidents’ third nominee, Andrew Levin.
“Given these recommendations, Penwest continues to urge shareholders to vote for value by allowing the Company to continue to implement its strategy for 2009, under the guidance of experienced, highly qualified directors. Like the leading proxy advisory firms, we believe that our shareholders deserve better than what the dissidents propose for Penwest’s future. We urge you to vote the WHITE proxy card today in support of Penwest’s director nominees, Mr. O’Shea and Mr. Edelman, and against the dissidents’ shareholder proposals.”
PLEASE USE THE WHITE PROXY CARD TO VOTE TODAY — BY TELEPHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. YOUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY TANG CAPITAL OR PERCEPTIVE.
About Penwest Pharmaceuticals
Penwest is a drug development company focused on identifying and developing products that address unmet medical needs, primarily for rare disorders of the nervous system. Penwest is currently developing A0001, a coenzyme Q analog drug candidate for inherited mitochondrial respiratory chain diseases. Penwest is also applying its drug delivery technologies and drug formulation expertise to the formulation of product candidates under licensing collaborations with partners.
Penwest Forward-Looking Statements
The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” “appears,” “estimates,” “projects,” “targets,” “may,” “could,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include: risks relating to the commercial success of Opana ER, including our reliance on Endo Pharmaceuticals Inc. for the commercial success of Opana ER and risks of generic competition; the need for capital; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions; uncertainty of success of collaborations; the timing of clinical trials; whether the results of clinical trials will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent applications owned by us will protect the Company’s products and technology; actual and potential competition; and other risks as set forth under the caption Risk Factors in Penwest’s Annual Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2009, which risk factors are incorporated herein by reference.
The forward-looking statements contained in this press release speak only as of the date of the statements made. Penwest disclaims any intention or obligation to update any forward-looking statements, and these statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this letter.
TIMERx is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners.
INFORMATION CONCERNING PARTICIPANTS
Information required to be disclosed with regard to the Company’s directors, director nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with its 2009 Annual Meeting of Shareholders (the “Annual Meeting”) may be found in the Company’s Proxy Statement for its 2009 Annual Meeting of Shareholders, as filed with the SEC on May 7, 2009 (the “2009 Proxy Statement”).
Security holders may obtain a free copy of the 2009 Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. Security holders may also obtain a free copy of these documents by writing the Company at Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, CT 08610, attn: Corporate Secretary, or by telephoning the Company at (877) 736-9378.
We have circulated a WHITE proxy card together with our definitive proxy statement. We urge shareholders to vote FOR our nominees on the WHITE proxy card and not to sign or return a green, gold or other colored proxy card to the Company.

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